Exhibit 99.1

Internap Reports First Quarter 2008 Financial Results

•	Record revenue of $62.1 million, an increase of 15.9 percent as compared to the first quarter of 2007;

•	Adjusted EBITDA(1) of $9.6 million, an increase of 21.7 percent as compared to the first quarter of 2007;

•	Adjusted gross margin(1) of 49.5 percent, an increase of 300 basis points as compared to the first quarter 2007; and

•	GAAP net income of $0.7 million or $0.01 per diluted share.

ATLANTA, GA – (May 7, 2008) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable, end-to-end Internet business solutions, today reported first quarter financial results delivering record revenue and expanding year-over-year margins.  The Company also provided an updated forecast of total revenue and adjusted EBITDA margins for the full-year 2008.

“Internap posted another quarter of record revenue. While we continue to see encouraging metrics across our business units, the net impact of the customer credit issues at the end of 2007 and reductions to our customer count have delayed our revenue ramp a few months and caused us to lower our forecast for 2008," said Jim DeBlasio, president and chief executive officer.  “We have made significant changes across the organization to improve operational execution.  These changes give us better visibility into our business lines, bring us closer to our customers, and will ultimately increase returns on Internap’s differentiated portfolio of assets.”

As a result of the slower growth levels achieved in our first quarter, the Company revised its forecast for the full-year 2008 and now expects to generate revenue growth of between 13 and 18 percent over 2007 and adjusted EBITDA margins of between 17 and 20 percent of total revenue.  Capital expenditures are forecasted to remain between $45 and $50 million for 2008.

Total revenue in the first quarter 2008 increased 15.9 percent to $62.1 million, up from $53.5 million in the first quarter of 2007.  Compared to the fourth quarter of 2007, total revenue increased $0.4 million or 0.7 percent.  Data center footprint expansion and pricing strength were the primary contributors to the year-over-year revenue growth. Solid traffic growth and a full quarter of CDN revenue also drove the year-over-year increase.  Sequentially, data center and CDN revenue growth were partially offset by a decline in IP services revenue, which was higher in the fourth quarter,  due in part to one-time systems integration sales to a large customer.

GAAP net income for the first quarter of 2008 was $0.7 million, or $0.01 per diluted share compared to a net loss of $10.7 million or $0.26 per diluted share the same quarter last year.  Normalized net income(1) and normalized net income per diluted share(1), which exclude the impact of certain non-recurring items and stock-based compensation, was $3.1 million, or $0.06 per diluted share for the first quarter 2008.  Normalized net income(1) increased 14.1 percent compared to the first quarter 2007 while normalized net income per diluted share(1) was unchanged at $0.06 cents.

Internap’s adjusted gross margin(1) grew to 49.5 percent in the first quarter of 2008, up 300 basis points from 46.5 percent in the first quarter last year.  Adjusted gross margin(1) declined 40 basis points sequentially, a decrease from 49.9 percent in the fourth quarter of 2008.  The Company reported adjusted EBITDA(1) of $9.6 million for the first quarter of 2008, an increase of $1.7 million, or 21.7 percent, from same quarter last year.  Sequentially, adjusted EBITDA(1) decreased $0.5 million or 4.5 percent.  Adjusted EBITDA margin(1) expanded 70 basis points over the same quarter last year to 15.4 percent in the first quarter 2008.

The Company ended the first quarter with 3,749 customers under contract, a net decline of 40 customers compared to the fourth quarter of 2007.  Approximately 150 customer disconnects that occurred before year end were believed to be associated with previously-disclosed CDN service interruptions that occurred in the second half of 2007. This quarter’s new customers included RealNetworks and Alienware.

Internap's updated outlook for full-year 2008 financial results includes:

-- Full year revenue growth of 13 – 18 percent over 2007;
-- Full year adjusted EBITDA(1) in the range of 17 to 20 percent of total revenue; and
-- Full year capital expenditures in the range of $45 - $50 million.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Net Income (Loss) to Adjusted EBITDA," "Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income and Basic and Diluted Normalized Net Income Per Share" and "Reconciliation of Gross Margin to Adjusted Gross Margin." This information is also available on our Web site under the Investor Services heading.

Conference Call Information:
Internap's first quarter 2008 conference call will be held today at 5:00 p.m. EDT.   Participants may access the call by dialing 877-440-5803. International callers should dial 719-325-4878. Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at http://ir.internap.com/events.cfm.  A replay of the call will be accessible from Wednesday, May 7 at 8 p.m. EDT through Tuesday, May 13 at 888-203-1112 using the replay code 8942256. International participants can access the archived call at 719-457-0820 with the same access code.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network, and content monetization services (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,700 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is "Making Innovation Possible." For more information, visit www.internap.com.

Internap "Safe Harbor" Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007(2)
Revenues:
Internet protocol (IP) services	$31,124	$29,316
Data center services	25,185	18,098
Content delivery network (CDN) services	5,744	2,052
Other	—	4,068
Total revenues	62,053	53,534

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,290	10,340
Data center services	18,124	14,305
CDN services	1,949	663
Other	—	3,321
Direct costs of amortization of acquired technology	1,229	653
Direct costs of customer support	4,365	3,388
Product development	2,291	1,255
Sales and marketing	8,829	6,189
General and administrative	8,003	7,832
Restructuring and asset impairment	—	11,349
Acquired in-process research and development	—	450
Depreciation and amortization	5,381	4,912
(Gain) loss on disposals of property and equipment	(16)	(4)
Total operating costs and expenses	61,445	64,653
Income (loss) from operations	608	(11,119)

Non-operating (income) expense:
Interest income	(701)	(693)
Interest expense	310	223
Other, net	81	2
Total non-operating (income) expense	(310)	(468)

Income (loss) before income taxes and equity in earnings of equity method investment	918	(10,651)
Provision for income taxes	251	50
Equity in (earnings) of equity-method investment, net of taxes	(72)	(6)
Net income (loss)	$739	$(10,695)

Net income (loss) per share:
Basic	$0.02	$(0.26)
Diluted	$0.01	$(0.26)

Weighted average shares used in per share calculations:
Basic	49,110	40,997
Diluted	49,330	40,997

2 Revenues and direct costs of network sales and services, exclusive of depreciation and amortization, for the three months ended March 31, 2007 have been reclassified to conform to the current presentation.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$49,850	$52,030
Short-term investments in marketable securities	12,429	19,569
Accounts receivable, net of allowance of $5,124 and $5,470, respectively	32,956	36,429
Inventory	502	304
Prepaid expenses and other assets	10,445	8,464
Deferred tax asset, current portion	749	479
Total current assets	106,931	117,275

Property and equipment, net of accumulated depreciation of $170,421 and $165,543, respectively	70,596	65,491
Investments	8,085	1,138
Intangible assets, net of accumulated amortization of $25,482 and $23,921, respectively	41,448	43,008
Goodwill	190,677	190,677
Restricted cash	2,127	4,120
Deferred tax asset, non-current	2,610	3,014
Deposits and other assets	3,497	2,287
Total assets	$425,971	$427,010

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$3,667	$2,413
Accounts payable	18,150	19,624
Accrued liabilities	8,589	10,159
Deferred revenue, current portion	3,765	4,807
Capital lease obligations, current portion	833	805
Restructuring liability, current portion	2,051	2,396
Other current liabilities	110	108
Total current liabilities	37,165	40,312

Notes payable, less current portion	16,121	17,354
Deferred revenue, less current portion	2,842	2,275
Capital lease obligations, less current portion	233	452
Restructuring liability, less current portion	7,389	7,697
Deferred rent	11,567	11,011
Deferred tax liability	515	398
Other long-term liabilities	849	878
Total liabilities	76,681	80,377

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 200,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 50,257 and 49,759 shares issued at March 31, 2008 and December 31, 2007, respectively; and 50,234 and 49,759 shares outstanding at March 31, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	1,210,532	1,208,191
Accumulated deficit	(861,271)	(862,010)
Accumulated items of other comprehensive income	114	402
Treasury stock, at cost, 23 shares at March 31, 2008	(135)	—
Total stockholders' equity	349,290	346,633
Total liabilities and stockholders' equity	$425,971	$427,010

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$739	$(10,695)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Asset impairment	—	2,454
Acquired in-process research and development	—	450
Depreciation and amortization	6,610	5,565
Gain on disposal of assets	(16)	(4)
Provision for doubtful accounts and billing adjustments	655	189
Income from equity method investment	(71)	(6)
Non-cash changes in deferred rent	556	(1,133)
Stock-based compensation expense	2,375	1,625
Deferred income taxes	251	—
Other, net	(63)	14
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	2,818	(2,281)
Inventory	(198)	(41)
Prepaid expenses, deposits and other assets	(3,195)	(2,343)
Accounts payable	(1,474)	4,884
Accrued expense and other liabilities	(1,833)	(2,580)
Deferred revenue	(475)	456
Accrued restructuring charge	(653)	9,584
Net cash provided by operating activities	6,026	6,138

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(10,123)	(3,786)
Purchases of short-term investments in marketable securities	(9,321)	(6,367)
Maturities of short-term investments in marketable securities	9,379	5,536
Proceeds from disposal of property and equipment	16	—
Cash received from acquisition, net of costs incurred for the transaction	—	3,203
Change in restricted cash, excluding effects of acquisition	1,993	—
Net cash used in investing activities	(8,056)	(1,414)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	—	(1,260)
Payments on capital lease obligations	(191)	(594)
Proceeds from exercise of stock options	64	3,723
Other, net	(23)	(12)
Net cash (used in) provided by financing activities	(150)	1,857

Net (decrease) increase in cash and cash equivalents	(2,180)	6,581
Cash and cash equivalents at beginning of period	52,030	45,591
Cash and cash equivalents at end of period	$49,850	$52,172
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Common stock issued and stock options assumed for acquisition of VitalStream	$—	$208,293

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income, normalized diluted shares and adjusted gross margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is net income (loss). The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin.

We define non-GAAP measures as follows:

•
Adjusted EBITDA is net income (loss) plus stock based compensation expense, depreciation and amortization, restructuring and asset impairment, acquired in-process research and development, income taxes and interest expense less interest income

•	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues
•	Normalized net income is net income (loss) plus restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense
•	Normalized diluted shares are diluted common shares outstanding used in GAAP net income (loss) per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method
•	Normalized net income per share is normalized net income divided by basic and normalized diluted shares
•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales
•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and asset impairment and acquired in-process research and development to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate primarily to the Company's decision to exit leases for duplicative and excess space that we do not intend to build out now or in the future and one-time severance costs paid to terminated employees. Impairment costs relate to the Company's write-down of certain costs that were capitalized during the development of software to be used internally, leasehold improvements in restructured facilities and the write-down of an equity investment. Management believes that such restructuring and impairment charges and acquired in-process research and development were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net income (loss) and net income (loss) per share information by providing normalized net income and normalized net income per share, excluding the effect of restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors' pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Net income (loss) (GAAP)	$739	$5,440	$(10,695)
Stock-based compensation expense	2,375	2,043	1,625
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services	6,610	6,744	5,565
Restructuring and asset impairment	--	--	11,349
Acquired in-process research and development	--	--	450
Income taxes	251	(3,357)	50
Interest (income) expense, net	(391)	(833)	(470)
Adjusted EBITDA (non-GAAP)	$9,584	$10,037	$7,874

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED
NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME AND
BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Net income (loss) (GAAP)	$739	$5,440	$(10,695)
Stock-based compensation expense	2,375	2,043	1,625
Restructuring and asset impairment	--	--	11,349
Acquired in-process research and development	--	--	450
Normalized net income (non-GAAP)	$3,114	$7,483	$2,729

Shares used in per share calculation:
Basic (GAAP)	49,110	49,007	40,997

Diluted (GAAP)	49,330	49,696	40,997
Add potentially dilutive securities	--	--	1,705
Less dilutive effect of SFAS No. 123R under the treasury stock method	(273)	(292)	(437)
Normalized diluted shares (non-GAAP)	49,057	49,404	42,265

GAAP net income (loss) per share:
Basic	$0.02	$0.11	$(0.26)
Diluted	$0.01	$0.11	$(0.26)

Normalized net income per share (non-GAAP):
Basic	$0.06	$0.15	$0.07
Diluted	$0.06	$0.15	$0.06

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenues:
Internet protocol (IP) services	$31,124	$32,932	$29,316
Data center services	25,185	23,790	18,098
Content delivery network (CDN) services	5,744	4,914	2,052
Other	--	--	4,068
Total revenues	62,053	61,636	53,534

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	11,290	12,252	10,340
Data center services	18,124	16,517	14,305
CDN services	1,949	2,108	663
Other	--	--	3,321
Direct cost of amortization of acquired technology	1,229	1,229	653
Direct cost of customer support	4,365	4,335	3,388
Depreciation and amortization associated with cost of sales	4,602	4,637	4,078
Total cost of sales	41,559	41,078	36,748

Gross profit (GAAP)	$20,494	$20,558	$16,786
Gross margin (GAAP)	33.0%	33.4%	31.4%

Direct cost of customer support	$4,365	$4,335	$3,388
Depreciation and amortization:
Included in direct cost of network, sales and services	1,229	1,229	653
Associated with cost of network, sales and services	4,602	4,637	4,078

Adjusted gross profit (non-GAAP)	$30,690	$30,759	$24,905
Adjusted gross margin (non-GAAP)	49.5%	49.9%	46.5%